UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2013
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

Increase in Borrowing Base under Credit Agreement

Black Elk Energy Offshore Operations, LLC (the “Company” or “we”) is party to the Credit Agreement, dated as of December 24, 2010 (as amended, the “Credit Agreement”), with White Elk LLC, as Administrative Agent and Lender, and Resource Value Group LLC, as Lender. Resource Value Group LLC is affiliated with our majority owner, Platinum Partners Value Arbitrage Fund L.P.
Effective as of October 7, 2013, the Administrative Agent, the Lenders and the Company agreed to increase the borrowing base under the Credit Agreement from $29 million to $42 million. The maximum credit amount currently committed by the Lenders totals $38 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer